SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the registrant    ☒

Filed by a party other than the registrant    ☐

Check the appropriate box:
☐    Preliminary Proxy Statement
☐     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐     Definitive Proxy Statement
☒     Definitive Additional Materials
☐     Soliciting Material Under 240.14a-12

WTC Industries, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: Common stock par value $.01 per share (“WTC Common Stock”).

(2)	Aggregate number of securities to which transactions applies: 2,684,315 shares of WTC Common Stock consisting of: (i) 1,906,999 shares of WTC Common Stock; options to purchase 462,316 shares of WTC Common Stock and warrants to purchase 315,000 shares of WTC Common Stock.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee was determined by multiplying .00012670 by the sum of: the product of 1,906,999 shares of WTC common stock and the merger consideration of $39.87 per share in cash ($76,032,050); plus $7,571,550 payable upon exercise of warrants to purchase 315,000 shares of WTC Common Stock, and $16,845,499 payable upon the exercise of options to purchase 462,316 shares of WTC Common Stock.

(4)	Proposed maximum aggregate value of transaction: $100,449,099

(5)	Total fee paid: $12,726.90

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing party:
(4)	Date filed:

JULY 12, 2004

FOR IMMEDIATE RELEASE

Meriden, CT and Eagan, MN: CUNO Incorporated (Nasdaq:CUNO) and WTC Industries, Inc. (OTCBB: WTCO) jointly announced that the waiting period imposed by the Hart-Scott-Rodino Act in connection with CUNO’s pending acquisition of the voting securities of WTC expired on Friday, July 9 at 11:59 p.m. Parties have now satisfied their Hart-Scott-Rodino obligations and this condition to closing their merger has been accomplished. The special meeting of stockholders of WTC is scheduled for July 29, 2004 and, if approved by the WTC stockholders and the other conditions to closing are satisfied, the merger will be consummated within a few days thereafter.

CUNO is a world leader in the design, manufacture and marketing of a comprehensive line of filtration products for the separation, clarification and purification of liquids and gases. CUNO’s products, which include proprietary depth filters and semi-permeable membrane filters, are used in the potable water, healthcare, and fluid processing markets. WTC Industries, Inc. designs and manufactures water filtration products for point-of-use applications.

CUNO and WTC want to provide shareowners and prospective investors with more meaningful and useful information and, therefore, this press release includes various comments regarding business conditions and the outlook for CUNO and/or WTC, which reflect currently available information. These forward-looking statements are subject to risks and uncertainties which could cause performance or actual results to differ materially from those expressed herein. Such risks and uncertainties include, among other things: volumes of shipments of products; changes in product mix and product pricing; costs of raw materials; the rate of economic and industry growth in the U.S. and the other countries in which the parties conduct business; economic and political conditions in the foreign countries in which the parties conduct a substantial part of its operations and other risks associated with international operations including exchange rate fluctuations; CUNO’s and/or WTC’s ability to protect its technology, proprietary products and manufacturing techniques; changes in technology; changes in legislative, regulatory or industrial requirements and risks generally associated with new product introductions and applications; and domestic and international competition in global markets. Neither CUNO nor WTC assumes any obligation to update the information contained in this press release.